UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported): OCTOBER 1, 2004


                 CHINA PHARMACEUTICALS INTERNATIONAL CORPORATION
             (Exact name of registrant as specified in its charter)


   BRITISH VIRGIN ISLANDS               0-28879               98-0348508
(State or other jurisdiction of       (Commission            (IRS Employer
       incorporation)                 File Number)         Identification No.)


              14066 CATALINA STREET, SAN LEANDRO, CALIFORNIA 94577
               (Address of principal executive offices) (Zip Code)

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

        Registrant's telephone number, including area code (510) 483-2383

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))





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ITEM 5.02   DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
            APPOINTMENT OF PRINCIPAL OFFICERS.

Effective October 1, 2004, Aaron Xiaojun ZHU resigned as the executive director, the President and Chief Financial Officer of China Pharmaceuticals International Corporation.

On October 1, 2004, the directors of China Pharmaceuticals International Corporation appointed Mr. Li Yang ZHOU as executive director.

Background of the new director is as follows:

MR. LI YANG ZHOU
Mr. ZHOU is the Managing Director of China Merchants DiChain (Asia) Limited, a corporation listed on the Main Board of The Stock Exchange of Hong Kong, Limited. He has over eight years working experience at management levels of listed companies and has extensive involvement in mergers and acquisitions, investment banking and project investments in China and Hong Kong. He has over ten years working experience in commerce, statistics and government bureaus in China. He obtained a bachelor's degree in Physics from Central-South University, China and a master of science degree in Business/Finance from the University of Baltimore, Maryland, U.S.A.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       CHINA PHARMACEUTICALS
                                       INTERNATIONAL CORPORATION


October 11, 2004                       By:  /s/ DI FAN
                                          --------------------------------------
                                          Di Fan
                                          Chief Executive Officer








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